As filed with the Securities and Exchange Commission on April 17, 2008

Registration No. 333- __________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NetLogic Microsystems, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	77-0455244
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

1875 Charleston Road

Mountain View, CA 94043

(650) 961-6676

(Address of Principal Executive Offices) (Zip Code)

2004 Equity Incentive Plan

2004 Employee Stock Purchase Plan

2008 New Employee Inducement Incentive Plan

(Full Title of the Plan)

Ronald S. Jankov

President and Chief Executive Officer

NetLogic Microsystems, Inc.

1875 Charleston Road

Mountain View, CA 94043

(Name and Address of Agent For Service)

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title Of Each Class of Securities To Be Registered	Amount To Be Registered (4)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee (5)
Common Stock, par value $0.01 per share
To be issued upon exercise of options and for other awards of common stock granted under the 2004 Equity Incentive Plan (1)	150,000	$24.265(5)	$3,639,750	$143.04
To be issued under the 2004 Employee Stock Purchase Plan (2)	75,000	$24.265(5)	$1,819,875	$71.52
To be issued upon exercise of options and for other awards of common stock granted under the 2008 New Employee Inducement Incentive Plan (3)	250,000	$24.265(5)	$6,066,250	$238.40
TOTAL:	475,000		11,525,875	$452.97

(1)	Represents additional shares reserved for issuance upon exercise of options and for other awards of common stock granted under the registrant’s 2004 Equity Incentive Plan. Shares issuable under this plan were previously registered on the registrant’s registration statement (Registration No. 333-117619) on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on July 23, 2004, the registrant’s registration statement (Registration No. 333-123271) on Form S-8 filed with the SEC on March 11, 2005, the registrant’s registration statement (Registration No. 333-132170) on Form S-8 filed with the SEC on March 2, 2006, and the registrant’s registration statement (Registration No. 333-143303) on Form S-8 filed with the SEC on May 25, 2007, each of which registration statements is incorporated by reference.

(2)	Represents additional shares reserved for issuance of common stock granted under the registrant’s 2004 Employee Stock Purchase Plan. Shares issuable under this plan were previously registered on the registrant’s registration statement (Registration No. 333-117619) on Form S-8 filed with the SEC on July 23, 2004, the registrant’s registration statement (Registration No. 333-123271) on Form S-8 filed with the SEC on March 11, 2005, the registrant’s registration statement (Registration No. 333-132170) on Form S-8 filed with the SEC on March 2, 2006, and the registrant’s registration statement (Registration No. 333-143303) on Form S-8 filed with the SEC on May 25, 2007, each of which registration statements is incorporated by reference.

(3)	Represents shares issuable upon exercise of options and for other awards of common stock to be granted to new employees as a new hire inducement pursuant to Rule 4350(i)(1)(A)(iv) of the NASDAQ Stock Market Marketplace Rules (the “Nasdaq Rule”).

(4)	In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares of common stock that may be offered or issued by reason of stock splits, stock dividends or similar transactions.

(5)	Estimated solely for purposes of calculating the amount of the registration fee. The estimate is made pursuant to Rule 457(c) of the Securities Act Maximum fee is calculated pursuant to Section 6(b) of the Securities Act.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The documents containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1) promulgated under the Securities Act. In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the SEC either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act. These documents and the documents incorporated by reference in the registration statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirement of Section 10(a) of the Securities Act and are available without charge, upon oral or written request, to: NetLogic Microsystems, Inc., 1875 Charleston Road, Mountain View, California, 94043, Attention: Secretary.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

With respect to the registration of the shares issuable pursuant to the 2004 Equity Incentive Plan and 2004 Employee Stock Purchase Plan, the registrant incorporates by reference into this registration statement the registrant’s registration statement (Registration No. 333-117619) on Form S-8 filed with the SEC on July 23, 2004, the registration statement (Registration No. 333-123271) on Form S-8 filed with the SEC on March 11, 2005, the registrant’s registration statement (Registration No. 333-132170) on Form S-8 filed with the SEC on March 2, 2006, and the registrant’s registration statement (Registration No. 333-143303) on Form S-8 filed with the SEC on May 25, 2007.

The following documents filed by the registrant with the SEC are hereby incorporated by reference in this registration statement:

1. The registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, filed with the SEC on March 14, 2008;

2. All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2007; and

3. The description of the capital stock of the registrant contained in the Registration Statement on Form S-3 filed on May 10, 2006, as amended and declared effective on June 5, 2006 (Registration No. 333-133946).

In addition, all documents filed by the registrant with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this registration statement and prior to the filing of a post-effective amendment, which indicates that all securities offered have been sold or which deregisters all of such securities then remaining unsold, are deemed to be incorporated by reference in this registration statement and to be a part hereof from the respective dates of filing of such documents. Any statement contained in this registration statement or in a document incorporated by reference shall be deemed modified or superseded to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein or therein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof, except as so modified or superseded.

Item 4.	Description of Securities.

Not Applicable.

Item 5.	Interests of Named Experts and Counsel.

Not Applicable.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. As permitted by the DGCL, our Bylaws provide that the Registrant shall indemnify its directors and officers, and may indemnify its employees and other agents, to the fullest extent permitted by law. The Bylaws also permit the Registrant to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the Bylaws would permit indemnification. The Registrant has obtained officer and director liability insurance with respect to liabilities arising out of certain matters, including matters arising under the Securities Act.

The Registrant also has entered into agreements with its directors and executive officers that, among other things, indemnify them for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts incurred by them in any action or proceeding, including any action by or in the right of the Registrant, arising out of such person’s services as a director or officer of the Registrant, any subsidiary of the Registrant or any other company or enterprise to which the person provides services at the request of the Registrant.

Item 7.	Exemption from Registration Claimed.

Not Applicable.

Item 8.	Exhibits.

See Exhibit Index which is incorporated herein by reference.

Item 9.	Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however , that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Mountain View, state of California, on the 17th day of April, 2008.

NETLOGIC MICROSYSTEMS, INC.

By:	/s/ RONALD JANKOV
Ronald Jankov President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Ronald Jankov and Mike Tate, and each one of them, acting individually and without the other, as his or her attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ronald Jankov Ronald Jankov	President, Chief Executive Officer and Director (Principal Executive Officer)	April 17, 2008

/s/ Mike Tate Mike Tate	Vice President, Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	April 17, 2008

/s/ Leonard Perham Leonard Perham	Chairman of the Board	April 17, 2008

/s/ Steve Domenik Steve Domenik	Director	April 17, 2008

/s/ Norman Godinho Norman Godinho	Director	April 17, 2008

/s/ Alan Krock Alan Krock	Director	April 17, 2008

/s/ Douglas Broyles Douglas Broyles	Director	April 17, 2008

EXHIBIT INDEX

Exhibit	Description

4.1	Specimen common stock certificate(1)

4.3	Rights Agreement dated July 7, 2004 by and between the registrant and Wells Fargo Bank, National Association(2)

4.4	2004 Equity Incentive Plan(3)

4.4.1	Form of Stock Option Agreement under the 2004 Equity Incentive Plan(4)

4.4.2	Form of Restricted Stock Agreement under the 2004 Equity Incentive Plan(5)

4.4.3	Form of New Employee Restricted Stock Unit Agreement(6)

4.5	2004 Employee Stock Purchase Plan and forms of related agreements(7)

4.6	2008 New Employee Inducement Incentive Plan (8)

4.6.1	Form of New Employee Stock Option Agreement(9)

5.1	Opinion of Bingham McCutchen LLP as to the legality of the securities being registered

23.1	Consent of Bingham McCutchen LLP (included in Exhibit 5.1)

23.2	Consent of Independent Registered Public Accounting Firm

24.1	Power of Attorney (included in signature pages to this registration statement)

(1)	Incorporated by reference to the same-numbered exhibit to Amendment No. 3 to the Form S-1 (Registration No. 333-114549) filed by the registrant with the SEC on June 21, 2004.

(2)	Incorporated by reference to Exhibit (i) to Form 8-A (Registration No. 000-50838) filed by the registrant with the SEC on July 8, 2004.

(3)	Incorporated by reference to the Exhibit 10.2 to Amendment No. 3 to the Form S-1 (Registration No. 333-114549) filed by the registrant with the SEC on June 21, 2004.

(4)	Incorporated by reference to Exhibit 10.2.1 to the Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2004 filed by the registrant with the SEC on November 12, 2004.

(5)	Incorporated by reference to Exhibit 10.2.2 to the Annual Report on Form 10-K for the year ended December 31, 2005 filed by the registrant with the SEC on February 28, 2006.

(6)	Incorporated by reference to Exhibit 10.29 to the Annual Report on Form 10-K for the year ended December 31, 2007 filed by the registrant with the SEC on March 14, 2008.

(7)	Incorporated by reference to Exhibit 10.3 to the Form S-8 (Registration No. 333-117619) filed by the registrant with the SEC on July 23, 2004.

(8)	Incorporated by reference to Exhibit 10.27 to the Annual Report on Form 10-K for the year ended December 31, 2007 filed by the registrant with the SEC on March 14, 2008.

(9)	Incorporated by reference to Exhibit 10.23 to the Form S-8 (Registration No. 333-143303) filed by the registrant with the SEC on May 25, 2007.